UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/13/2013

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2013, The Pep Boys - Manny, Moe & Jack (the "Company"), in accordance with its bylaws, increased the size of its Board of Directors ("Board") from seven to nine members.

Also on March 13, 2013, Robert Rosenblatt and Andrea M. Weiss were appointed to the Board.

Committee assignments for Mr. Rosenblatt and Ms. Reid have not yet been determined.

Each of these Directors will be compensated by the Company, solely on account of their duties as a Director, in accordance with the Company's non-management director compensation program, which is described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2012.   In accordance with such program, coincident with their appointment to the Board, Mr. Rosenblatt and Ms. Weiss were each granted 1,157 restricted stock units.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: March 14, 2013	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated March 13, 2013